UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15241 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Sale to Biovail Laboratories International SRL

On March 25, 2010, Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Biovail Laboratories International SRL, an international society with restricted liability organized under the laws of Barbados (“Biovail”). Pursuant to the Asset Purchase Agreement, Biovail acquired the Company’s interests in certain pharmaceutical compounds and related intellectual property (the “Asset Sale”) for use in the field of respiratory depression or vaso-occlusive crises associated with sickle cell disease (the “Field”). The assets acquired by Biovail in the transaction include: (i) the Phase II compound CX717, the preclinical compounds CX1763 and CX1942, and the injectable dosage form of CX1739 (collectively, the “primary AMPAKINE® compounds”), (ii) certain other AMPAKINE® compounds, specifically, the molecules disclosed in, claimed in or otherwise covered by the patent families acquired pursuant to the Asset Purchase Agreement (other than the primary AMPAKINE® compounds), which are being or may be developed, among other things, for use in the Field, and (iii) certain method of use patents and related assets (the “Acquired Assets”). In connection with the Asset Sale, Biovail agreed to assume certain liabilities and obligations of the Company related to the Acquired Assets.

Pursuant to the terms of the Asset Purchase Agreement, Biovail paid the Company the lump sum of $9,000,000 upon the execution of the Asset Purchase Agreement, and Biovail will also pay to the Company $1,000,000 upon the later of the completion of the specified transfer plan or six months following the execution of the Asset Purchase Agreement. In addition, the Company will have the right to receive up to three milestone payments in an aggregate amount of up to $15,000,000 plus the reimbursement of certain related expenses, each conditioned upon the occurrence of particular events relating to the clinical development of certain Acquired Assets.

As part of the Asset Sale, (i) the Company and Biovail entered into a Seller License Agreement, dated as of March 25, 2010 (“Seller License Agreement”), which provides for the license back to the Company of certain rights to some of the Acquired Assets for use other than in the Field (the “License Back”), (ii) the Company assigned and transferred to Biovail that certain Patent License Agreement entered into by and between the Company and The Governors of the University of Alberta dated as of May 9, 2007, as amended on June 8, 2007, and (iii) Biovail entered into a license agreement with the Regents of the University of California relating to the use of certain AMPAKINE® compounds in the Field.

On March 26, 2010, the Company issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement and the Seller License Agreement, copies of which will be filed as exhibits to the Company’s Form 10-Q for the quarterly period ended March 31, 2010. The Company intends to submit a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Asset Purchase Agreement and the Seller License Agreement. The omitted material will be included in the request for confidential treatment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See the disclosure set forth in Item 1.01, which is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Dated: March 31, 2010	By:	/s/ Maria S. Messinger
Maria S. Messinger, Vice President and Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 26, 2010.